Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Country of Incorporation	Principal Business	ORIX Voting Power[1]
Yayoi Co., Ltd.	Japan	Development, marketing, and support of business management software and related services	99%
ORIX Auto Corporation	Japan	Automobile Leasing, Rentals, Car Sharing, Sales of Used Automobiles	100%
ORIX Rentec Corporation	Japan	Rental and Leasing of Test and Measurement Instruments and IT-Related Equipment	100%
ORIX Real Estate Corporation	Japan	Real Estate Development and Rental, Facilities Operation	100%
ORIX Golf Holdings Corporation	Japan	Golf Course Management	100%
ORIX Real Estate Investment Advisors Corporation	Japan	Real Estate Investment and Advisory Services	100%
ORIX Living Corporation	Japan	Senior Housing Management	98%
Osaka City Dome Co., Ltd.	Japan	Multipurpose Hall Management	90%
ORIX Asset Management Corporation	Japan	REIT Asset Management	100%
ORIX Eco Services Corporation	Japan	Trading of Recycled Metals and other Resources, Collection and Transportation of Industrial Waste, and Intermediate Waste Processing	100%
ORIX Asset Management & Loan Services Corporation	Japan	Loan Servicing	100%
DAIKYO INCORPORATED	Japan	Real Estate Development and Sales, Urban development	64%
ORIX Life Insurance Corporation	Japan	Life Insurance	100%
ORIX Bank Corporation	Japan	Banking	100%
ORIX Credit Corporation	Japan	Consumer Finance Services	100%
Hartford Life Insurance K.K.	Japan	Life Insurance	100%
ORIX USA Corporation	U.S.A.	Corporate Finance, Investment Banking	100%
ORIX Asia Limited	China (Hong Kong)	Leasing, Automobile Leasing, Lending, Investment Banking	100%
ORIX Leasing Malaysia Berhad	Malaysia	Leasing, Lending, Hire Purchase	100%
PT. ORIX Indonesia Finance	Indonesia	Leasing, Automobile Leasing	85%
ORIX Australia Corporation Limited	Australia	Automobile Leasing, Truck Rentals	100%
ORIX Aviation Systems Limited	Ireland	Aircraft Leasing, Asset Management, Aircraft-Related Technical Services	100%
ORIX (China) Investment Co., Ltd.	China	Leasing, Equity Investment, Other Financial Services	100%
ORIX Capital Korea Corporation	South Korea	Automobile Leasing, Leasing, Lending	100%
Thai ORIX Leasing Co., Ltd	Thailand	Leasing, Automobile Leasing and Rentals	96%
ORIX Taiwan Corporation	Taiwan	Leasing, Installment Loans, Insurance Agency Services	100%
Robeco Groep N.V.	Netherlands	Asset Management	90%
Another 739 Subsidiaries

(1)	ORIX voting power includes ORIX’s indirect voting power.

8.1-1